EXHIBIT 10.5

Anqing Phoenix Science and Technology

Industrial Park Lease Agreement

Party A： Anqing Hua Gao Real Estate Co., Ltd.

Address： Anqing ,High-tech Zone, Huangguan Road 8

Legal representative：Xu Zhigang

Party B： Anhui Yunguhui Network Technology Co., Ltd.

Address：Anqing ,High-tech Zone, Huangguan Road 8

Legal representative：JiangYusheng

After amicable negotiation, and in accordance with the investment agreement signed between the Management Committee of Anqing High- tech Industrial Development Zone and Party B, Party A and Party B have reached an agreement on Party B's leasing of Anqing Phoenix Science and Technology Industrial Park (standardized workshop building of high-tech zone). In accordance with the “Contract Law of the People's Republic of China” and other relevant laws and regulations, this Lease Agreement has been concluded.

1. General situation of rental workshop building

1.1 Purpose

Party B rents the workshop building for automotive supplies projects.

1.2 Address

Anqing ,High-tech Zone, Huangguan Road 8 (Anqing Phoenix Science and Technology Industrial Park)

1.3 Building area

Party B leases a building 7# (South), 1-2 floors, with a total area of 4032.72 m² (including public area, the same below).The public area calculation is based on the unified provisions of Party A, the area of the building is temporarily based on the construction drawing and according to the real estate certificate area, any excess rent payment shall be refunded and any deficiency repaid.

1.4 Housing function.

Party B has understood housing structure, parameters and so on, which meet the requirements of Party B.

1.5 Without the written consent of Party A, Party B shall not change the purpose of the building, or sublet it to the third party.

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2. Term and rent

2.1 Lease term

The lease is for a term of 5 years, commencing July 1, 2017, and terminating on June 30, 2022. The payment is delivered to Party B in two installments, the first floor payment should be delivered on July 1, 2017, and the second floor payment should be delivered on September 1, 2017. At the end of the lease term, if Party B needs to continue to lease the building, it should negotiate with Party A for renewal one month before the lease term expires.

2.2 Rent standard

First floor’s rent for the first three years is 5 RMB / m², totaling 1,081.8 RMB per month. From the fourth year, the rent will be discussed separately according to the market price. Second floor’s rent for the first three years is 4 RMB / m², totaling 8065.44 RMB per month. From the fourth year, the rent will be discussed separately according to the market price. Rent is paid once every three months. The first rent is paid within 5 working days after the signing of the contract. Later, the rent is paid before the last month of each quarter. Overdue payment is regarded as abandonment of the lease and liability for breach of contract. The renewal of the lease contract after the expiration date should be discussed separately. After renewal the first month’s rent is used for enterprise equipment installation and office decoration.

2.3 Lease deposit

The lease deposit of 20 RMB / m² is 80654.4 RMB, which shall be paid within 5 working days after the signing of the contract. When the lease expires, Party A shall return the deposit within 5 working days after the acceptance of the building by Party A. The deposit shall not be calculated without any breach of contract.

3. Supporting facilities

3.1 Electricity： The electricity will be connected to the 1st and 2nd floors of the leased building.

3.2 Water： The water supply pressure and water quantity meet the water demand of the factory area.

3.3 Gas： Party A is responsible for connecting gas to the industrial park boundary.

3.4 Sewage disposal：The disposal must be up to standard and the cost of processing shall be agreed separately.

3.5 Solid Waste Management： Party B shall separate solid waste, domestic waste shall be disposed by unified property management and industrial waste shall be arranged separately.

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3.6 Property management： Entrusted property companies carry out the management and cost implementation of the unified standards of the park.

3.7 Communication： Telephone and broadband facilities are laid to the boundary of the industrial park.

4.Special agreed items

4.1 Party B can use the freight elevator which has been installed in the building, the load standard is 3 tons; elevator operation and maintenance costs, such as Party B exclusive use, shall be borne by Party B, if jointly used, by Party B and the other Party.

4.2 Party B shall bear the expenses of water, electricity, gas, sewage, solid waste, property management, telephone, television and network.

4.3 Party B shall strictly abide the safety in production, fire protection, environmental protection, labor-related regulations and the management system formulated by Party A. Party B shall be liable for all losses arising from the accident caused by poor production management.

4.4 During the lease period, Party B shall not release waste gas or dust, and its noise shall not affect the formal production and office work of the surrounding enterprises. If Party B violates this clause, all legal liabilities arising from Party B shall be borne by Party B.

4.5 Party B shall register an independent legal person enterprise in the High-tech Zone and pay local taxes.

5. Decoration, management and maintenance of rental housing

5.1 Party B must renovate the leased building for production and operation. The renovation plan should be submitted to Party A in written form for approval before it can be implemented. Under no circumstances, Party B shall change or destroy the original structure of the leased building. If Party B violates this clause, it shall compensate for all losses of Party A. At the time when the contract expires, Party B shall restore the original part of the building renovation and bear the cost.

5.2 During the lease period, Party B shall undertake the obligation of management and maintenance of the building. If the leased building or place causes personal injury or property damage to a third person, Party B shall bear all the responsibilities.

5.3 The cost of decoration, maintenance and management of Party B during the period of possession and use of the leased building shall be borne by Party B.

5.4 When the lease term expires, Party B may remove the items added by Party B to the leased building, but if they are attached to the building, the removal of the items will affect the structure of the building, Party B shall not remove them; if Party B fails to move the items to the leased building within the time limit, Party B shall be deemed to have given up the ownership of the items.

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6. Termination of the contract

6.1 In case of any of the following circumstances, the parties may terminate the contract:

6.1.1 The two sides have reached a consensus.

6.1.2 Because of force majeure or changes in national laws and administrative regulations, the purpose of the contract can not be realized.

6.1.3 It is not necessary to continue to perform the contract because one party's serious breach of contract has caused significant economic losses to the other party.

6.1.4 Other circumstances stipulated by the state laws and administrative regulations.

6. 2 In case of any of the following circumstances, Party A can terminate the contract and recover the rental housing ahead of time.

6.2.1 Without the consent of Party A, Party B subleases the house without authorization, changes the use of the house, changes the structure of the house without authorization, or fails to pay the rent as agreed.

6.2.2 The building is unused for more than 3 months, or investment, production and operation scale has not reached the agreement.

6.2.3 Due to poor management of Party B, a major safety responsibility accident is caused.

6.2.4 Long term arrears of wages, resulting in collective petition by workers affecting social stability.

6.2.5 Party B illegally produces or engages in illegal activities. After the termination of the contract, the rent and deposit paid to Party A y Party B, shall not be refunded .

7. Liability for breach of contract

7.1 If one party fails to fulfil its obligations in time as stipulated in this contract and causes losses to the other party, the other party has the right to claim damages from the breaching party. If Party B fails to pay the rent, hydropower, property costs and other charges on time, Party A shall charge the late fee of 5/1000 per day.

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7.2 If Party B breaches the contract, Party A may exercise the lien on the articles placed by Party B in the leased property, but the lien shall be carried out with the participation of a notary institution.

8. All disputes arising from the execution of this contract shall be settled through amicable negotiation. When negotiations fail to reach agreement, either party may file a lawsuit to the local people's court.

9. There are four copies of this contract, each party holds two copies, which shall come into effect on the date of signature and seal by the legal representative or authorized representative of both parties.

Party A： Anqing Hua Gao Real Estate Co., Ltd.

(Seal)

The authorized representative:

Date: July 1, 2017

Party B： Anhui Yunguhui Network Technology Co., Ltd.

(Seal）

The authorized representative:

Date: July 1, 2017

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